                                                                   Exhibit 10.94


                                FIRST AMENDMENT
                                      TO
                                DEBT CONVERSION
                                      AND
                    MUTUAL SETTLEMENT AND RELEASE AGREEMENT


          THIS FIRST AMENDMENT TO DEBT CONVERSION AND MUTUAL SETTLEMENT AND RELEASE AGREEMENT ("First Amendment") is entered into at San Diego, California, effective as of June 30, 1999 ("Effective Date"), between Microelectronic Packaging, Inc. ("MPI") on behalf of itself and its predecessors, successors, former and current subsidiaries, affiliates, shareholders, directors, officers, agents, attorneys, representatives, insurers, employees and assigns (collectively with MPI the "MPI Group"); and FI Financial, LLC ("FIF") and their respective predecessors, successors, former and current subsidiaries, affiliates, shareholders, directors, officers, agents, attorneys, representatives, insurers, employees and assigns (collectively with FIF the "Investor Group").

                                  WITNESSETH:

          WHEREAS, the MPI Group and the Investor Group entered into a Debt Conversion and Mutual Settlement and Release Agreement dated June 10, 1999, pursuant to which the Investor Group agreed to convert certain debt owed by MPI to the Investor Group into One Million One Hundred Fifty Four Thousand Three Hundred Eleven (1,154,311) shares of MPI's Series A Preferred Stock, and MPI agreed to issue such shares of its Series A Preferred Stock to the Investor Group, all upon and subject to the terms and conditions set forth therein ("Conversion Agreement").

          WHEREAS, the Conversion Agreement states that the transactions contemplated thereby must be completed not later than June 30, 1999, and if they are not completed by such date, FIF has the right to terminate the Conversion Agreement by giving a written termination notice to MPI.

          WHEREAS, both the MPI Group and the Investor Group desire to amend the Conversion Agreement to extend the date as of which the transactions contemplated thereby must be completed, to not later than August 31, 1999.

          NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, the MPI Group and the Investor Group agree as follows:

          1. Section 1.2 of the Conversion Agreement is hereby amended by deleting the date of June 30, 1999, and inserting in its place the date of August 31, 1999.

          2. Except as set forth in Section 1 of this First Amendment, there are no other amendments or modifications to the Conversion Agreement, and all of the other provisions of the Conversion Agreement shall remain in full force and effect without any amendments or modifications of any kind.

          IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment as of the date first above written.

MICROELECTRONIC PACKAGING, INC.                FI FINANCIAL, LLC



By:   /s/ Denis J. Trafecanty                  By:   /s/ James T. Waring
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Name:  Denis J. Trafecanty                     Name:  James T. Waring
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Title: Senior Vice President and CFO           Title:       Manager
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